Exhibit 99.1

Digital River Reports 71 Percent Revenue and 84 Percent Net Income Growth, Raises Full Year Guidance; CFO Announces Retirement Plans

    MINNEAPOLIS--(BUSINESS WIRE)--April 27, 2005--Digital River, Inc. (NASDAQ:DRIV):

    --  Q1 Revenue - $54.5 million

    --  Q1 GAAP Diluted EPS - $0.35

    --  Q1 Pro Forma Diluted EPS - $0.54

    Digital River, Inc. (NASDAQ:DRIV), a global leader in e-commerce outsourcing, today reported record revenue of $54.5 million for the quarter ended March 31, 2005. This represents a year-over-year increase of 71 percent from revenue of $31.9 million in the first quarter of 2004, and a nearly 14 percent sequential increase from the $48.0 million in revenue generated in the fourth quarter of 2004. This performance exceeded the Company's revised first quarter 2005 revenue guidance of $53.5 million, announced on March 17, 2005.
    Q1 GAAP Results: In the first quarter, net income was $14.0 million, or $0.35 per share on a diluted basis, including $4.9 million of tax expense. This compared to net income of $7.6 million, or $0.22 per diluted share in the first quarter of 2004, and $12.8 million, or $0.33 per diluted share in the fourth quarter of 2004. These results also exceeded the revised GAAP diluted net income per share guidance of $0.33 previously provided by the Company.
    Q1 Pro Forma Results: Digital River's net income for the first quarter of 2005, prior to the amortization of acquisition-related expenses and $3.7 million of non-cash income taxes, was $20.1 million, or $0.54 per diluted share, excluding the effects of EITF 04-08. This compared to pro forma net income on the same basis of $9.2 million, or $0.26 per diluted share in the first quarter of 2004, and $15.7 million, or $0.43 per diluted share, in the fourth quarter of 2004. These results also exceeded the revised pro forma diluted net income per share guidance of $0.50 previously provided by the Company.
    "Digital River started 2005 with a record revenue and earnings performance," said Joel Ronning, Digital River's CEO. "Our ability to consistently execute against our strategic plan continues to translate into revenue and profit growth for our clients, increased income and cash flow for our company, and value for our shareholders. With an economic model that is built to scale and the resources to invest in our business, we believe we are well positioned to lead the industry in the global online sales and delivery of digital products."
    As of March 31, 2005, Digital River's cash and investments totaled $315.6 million. This is a $165.1 million increase from March 31, 2004, and a $23.5 million increase from December 31, 2004.
    "Business integration efforts, ongoing cost control and increased revenue enabled us to reduce operating costs as a percent of revenue, contributing to our record earnings in the first quarter of 2005," said Carter Hicks, Digital River's CFO. "This performance further reflects the scalability of our business model and strength of our acquisition strategy."

    Q2 2005 Guidance

    Forward-looking guidance for the second quarter ending June 30, 2005, is as follows:

    --  Revenue is expected to be $49.0 million;

    -- GAAP diluted net income per share is expected to be $0.19, reflecting the company's first full quarter of taxation;

    -- Pro forma diluted net income per share, prior to the amortization of acquisition-related costs and non-cash income taxes, is expected to be $0.41, excluding the effects of EITF 04-08.

    Full Year 2005 Guidance

    Forward-looking guidance for the full-year ending December 31, 2005, is as follows:

    -- Revenue is expected to be $209.0 million; up from the Company's previous guidance of $195.0 million;

    -- GAAP diluted net income per share is expected to be $1.02; up from the Company's previous guidance of $0.93. This expectation reflects full taxation in the Company's second, third and fourth quarters.

    -- Pro forma diluted net income per share, prior to the amortization of acquisition-related costs and non-cash income taxes, is expected to be $1.81, excluding the effects of EITF 04-08. This is up from the Company's previous guidance of $1.63 and can be compared to pro forma diluted net income per share of $1.24 achieved in 2004.

    The estimated effective tax rates and tax expense assumed in Digital River's 2005 full year guidance may significantly vary based on actual operating results and tax elections available to the Company.
    Digital River's pro forma net income and per share results exclude the effects, if any, of the amortization of acquisition-related expenses, non-cash taxes and EITF 04-08. A detailed reconciliation to provide clarity on the comparability of the GAAP and pro forma data has been provided in table form following the condensed financial statements accompanying this announcement. In addition, the calculation of GAAP diluted net income per share, which includes the effects of EITF 04-08, also is provided in the table. Further information regarding the Company's use of pro forma financial data has been included in the Company's Form 8-K filed with the SEC on April 27, 2005.

    Management Changes

    Digital River today also announced the retirement of Carter Hicks, the Company's chief financial officer, effective July 1, 2005. As part of its succession plan, Digital River expects to appoint Thomas Donnelly, the Company's current vice president of finance and treasurer, as its new chief financial officer. Donnelly has worked for more than 20 years in senior financial positions, primarily in the technology sector. Prior to joining Digital River, Donnelly served as COO and CFO of Net Perceptions, Inc. Hicks, who is 58 years old, will assist with the succession process. Hicks has been with Digital River for almost five years.
    "I will miss Digital River and working with our great team of professionals," Hicks said. "However, it's time for me to move to a new chapter in my life."
    "I want to thank Carter for his tremendous contributions and leadership in managing Digital River to profitability," said Ronning. "Carter, our board of directors and I have built a solid succession plan for our finance organization. Since Tom joined Digital River, he has proven himself as a capable leader, and we have full confidence in his ability to guide Digital River forward."
    Digital River will hold a first quarter conference call today at 4:45 p.m. Eastern Daylight Time. To access the call, please dial 877-422-0170 inside the United States or Canada, or 706-679-5647 from international locations. In addition, the call can be heard via webcast at http://phx.corporate-ir.net/phoenix.zhtml?c=94762&p=irol-irhome.
Please install any necessary audio software.

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for more than 40,000 software publishers, manufacturers, distributors and online retailers. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.
    Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. and European cities. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements regarding the Company's anticipated future growth and financial performance as well as statements containing the words "anticipates" or "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the e-commerce market; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 16, 2005, for the year ended Dec. 31, 2004.

    Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.


Digital River, Inc.
First Quarter Results
(Unaudited, in thousands, except per share amounts)

Condensed Consolidated Balance Sheets
                                                       As of
                                             -------------------------
                                              March 31,   December 31,
                                                 2005         2004
                                             ------------ ------------
Assets
------
  Current assets
    Cash and investments                        $315,612     $292,136
    Other current assets                          28,795       23,363
                                             ------------ ------------
      Total current assets                       344,407      315,499
  Property and equipment, net                     18,999       17,367
  Goodwill, intangibles and other assets         177,692      171,655
                                             ------------ ------------
  Total assets                                  $541,098     $504,521
                                             ============ ============
Liabilities and stockholders' equity
------------------------------------
  Current liabilities
    Accounts payable                             $97,549      $88,052
    Deferred revenue                               4,702        3,901
    Accrued payroll and other liabilities         25,987       24,799
                                             ------------ ------------
      Total current liabilities                  128,238      116,752
  Convertible senior notes                       195,000      195,000
  Stockholders' equity                           217,860      192,769
                                             ------------ ------------
  Total liabilities and stockholders' equity    $541,098     $504,521
                                             ============ ============


Condensed Consolidated Statements of Operations
                                                   Three months
                                                  ended March 31,
                                             -------------------------
                                                 2005         2004
                                             ------------ ------------
Revenue                                          $54,529      $31,855
Costs and expenses:
  Direct cost of services                          1,301          618
  Network and infrastructure                       4,479        3,300
  Sales and marketing                             16,376       11,468
  Product research and development                 4,458        2,924
  General and administrative                       5,615        2,837
  Depreciation and amortization                    2,122        1,611
  Amortization of acquisition-related costs        2,396        1,579
                                             ------------ ------------
Total costs and expenses                          36,747       24,337
                                             ------------ ------------
    Income from operations                        17,782        7,518
                                             ------------ ------------
Other income, net                                  1,155           97
                                             ------------ ------------
    Income before income tax expense              18,937        7,615
Income tax expense                                (4,900)           -
                                             ------------ ------------
    Net Income                                   $14,037       $7,615
                                             ============ ============

Net income per share - basic                       $0.41        $0.24
                                             ============ ============
Net income per share - diluted                     $0.35        $0.22
                                             ============ ============
Weighted average shares outstanding - basic       33,932       31,620
Weighted average shares outstanding - diluted     41,454       35,059



Digital River, Inc.
Reconciliations
Unaudited, in thousands, except per share amounts
-------------------------------------------------


Calculation of GAAP diluted net income per share
------------------------------------------------

                                          Three months ended
                                --------------------------------------
                                 March 31,    March 31,   December 31,
                                    2005         2004         2004
                                ------------ ------------ ------------
GAAP net income                     $14,037       $7,615      $12,828
 Add back debt interest expense
  and issuance cost amortization,
  net of tax benefit                    511            -          691
                                ------------ ------------ ------------
Adjusted net income for GAAP EPS
 calculation                        $14,548       $7,615      $13,519
                                ============ ============ ============

Net income per share - diluted        $0.35        $0.22        $0.33
                                ============ ============ ============
Weighted average shares
 outstanding - diluted               41,454       35,059       41,396


Pro Forma Financial Reconciliations
-----------------------------------

                                          Three months ended
                                --------------------------------------
                                 March 31,    March 31,   December 31,
                                    2005         2004         2004
                                ------------ ------------ ------------
Pro Forma Financial Reconciliation:
----------------------------------
GAAP net income                     $14,037       $7,615      $12,828
  Add back amortization of
   acquisition-related costs          2,396        1,579        1,989
  Add back non-cash taxes             3,700            -        1,079
  Remove litigation reserve
   credit                                 -            -         (162)
                                ------------ ------------ ------------
Pro forma net income                $20,133       $9,194      $15,734
                                ============ ============ ============

Pro forma net income per share -
 diluted                              $0.54        $0.26        $0.43
                                ============ ============ ============
Pro forma weighted average
 shares outstanding - diluted        37,029       35,059       36,971


                                     Q2       Full Year
                                    2005         2005
                                  Guidance     Guidance
                                ------------ ------------
Pro Forma Guidance Reconciliation:
---------------------------------
Expected GAAP diluted net income
 per share                            $0.19        $1.02
Expected impact of amortization
 of acquisition-related costs          0.06         0.23
Expected impact of non-cash
 taxes                                 0.15         0.50
Expected impact of EITF 04-08          0.01         0.06
                                ------------ ------------
Expected pro forma diluted
 income per share                     $0.41        $1.81
                                ============ ============


    CONTACT: Digital River, Inc., Minneapolis
             Investor Contact:
             Carter Hicks, 952-253-8406
             investorrelations@digitalriver.com
             or
             Media Contact:
             Gerri Dyrek, 952-253-8396
             publicrelations@digitalriver.com